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                                                                   Exhibit 10.18

                          RETIREMENT BENEFITS AGREEMENT


         THIS RETIREMENT BENEFITS AGREEMENT ("Agreement") is entered into this 18th day of October, 2001 by and between EQUITY RESIDENTIAL PROPERTIES TRUST, a Maryland real estate investment trust ("ERPT"), and SAMUEL ZELL ("the Executive").

                                    RECITALS

         WHEREAS, Executive has served as Chairman of Company's Board of Trustees since 1993; and

         WHEREAS, in recognition of the extraordinary services previously rendered by Executive and to give Executive incentive to continue rendering such services, Company wishes to enter into this Agreement; and

         WHEREAS, Executive also wishes to enter into this Agreement.

         NOW, THEREFORE, in consideration of the mutual promises and considerations contained herein and for other good and valuable consideration, the payment and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

         1.       RETIREMENT BENEFITS.

                  (a) TERMINATION OF EMPLOYMENT. In the event that the Executive's employment as Chairman is terminated for any reason whatsoever other than the reasons set forth in paragraph 1(b) hereunder, the Company shall pay the Executive retirement compensation for a ten (10) year period, commencing on the date of termination of employment, in an annual amount equal to the Annual Retirement Benefit (as defined below) in effect for the calendar year in which the termination of employment occurs. Such annual compensation shall be payable in equal bi-monthly installments. In the event of the Executive's death either prior to Executive's termination of employment or during the ten (10) year period in which he is paid annual retirement compensation, such Annual Retirement Benefits shall then be paid to the estate or any other designee of the Executive.

                  (b) TERMINATION WITH CAUSE OR RESIGNATION WITHOUT GOOD REASON. In the event that the Executive's employment as Chairman hereunder is terminated with Cause by ERPT; or (ii) the Executive resigns as Chairman without Good Reason on or before age 62, the Executive shall not be entitled to receive any retirement compensation hereunder.

                  (c) ANNUAL RETIREMENT BENEFIT. "Annual Retirement Benefit" shall mean an amount equal to Five Hundred Thousand Dollars ($500,000.00) for calendar year 2001 and 2002, which sum shall be increased (but only during Executive's period of employment) as of January 1, 2003 and as of the first day of January of each year thereafter to an amount equal to the Annual Retirement Benefit in effect for the immediately preceding calendar year increased by a percentage equal to the

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         percentage increase in the CPI (as defined below) during the immediately preceding calendar year over the prior calendar year.

                  (d) CPI. The term "CPI" shall mean the Revised Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, for United States City Average, All Items (1982-84 = 100). If the manner in which the CPI is calculated shall be substantially revised ERPT and the Executive shall select a means to adjust such revised Index, which would produce results equivalent, as practicable, to those, which would have been obtained if the CPI has not been so revised. If the 1982-84 average shall no longer be used as an index of 100, such change shall constitute a substantial revision. If the CPI shall become unavailable to the public because publication is discontinued, or otherwise, ERPT and the Executive shall select a comparable substitute index based upon changes in the cost of living or purchasing power of the consumer dollar published by any other governmental agency, or, if no such index shall then be available, a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication. In the event that the U.S. Department of Labor, Bureau of Labor Statistics, changes the publication frequency of the CPI so that a CPI is not available to make an adjustment for the period in question, the adjustment shall be based on the percentage increase in the CPI for the twelve (12) month period beginning with the closest month preceding the period in question for which a CPI is available.

                  (e) CAUSE. For purposes of this Agreement, a termination of employment is for "Cause" if the Executive has been convicted of a felony involving fraud or dishonesty or the termination is evidenced by a resolution adopted in good faith by at least two-thirds of the Board of Trustees that the Executive: (i) intentionally and continually failed substantially to perform his reasonably assigned duties with the Company (other than a failure resulting from the Executive's incapacity due to physical or mental illness or from the Executive's assignment of duties that would constitute "Good Reason" as hereinafter defined) which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Executive specifying the manner in which the Executive has failed substantially to perform or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Company; PROVIDED, HOWEVER, that no termination of the Executive's employment shall be for Cause as set forth in clause (ii) above until (x) there shall have been delivered to the Executive a copy of a written notice setting forth that the Executive was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail and (y) the Executive shall have been provided an opportunity to be heard in person by the Board (with the assistance of the Executive's counsel if the Executive so desires). Neither an act nor a failure to act, on the Executive's part shall be considered "intentional" unless the Executive has acted or failed to act with a lack of good faith and with a lack of reasonable belief that the Executive's action or failure to act was in the best interest of the Company.

                  (f) GOOD REASON. For purposes of this Agreement, "Good Reason" shall mean the occurrence of any of the events or conditions described below:

                           (i) any failure to pay the Executive any compensation or benefits to which he is entitled within thirty
                  (30) days of written notice thereof;

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                           (ii)     the Company's requiring the Executive to be
                  based at any location other than Executive's then principal location for his other business activities;

                           (iii) the insolvency or the filing (by any party, including the Company) of a petition for bankruptcy of the Company, which petition is not dismissed within sixty (60) days; or

                           (iv) any material breach by the Company of any provision of this Agreement.

         2. ARBITRATION. Except as otherwise specifically provided herein, any controversy or claim arising out of, or relating to this Agreement, or the breach thereof, shall be settled by arbitration in Chicago, Illinois in accordance with the rules of the American Arbitration Association, and judgment upon any award so rendered may be entered in any court having jurisdiction thereof.

         3. NOTICES. Any notice or other communication required or permitted to be transmitted under this Agreement shall be in writing, and personally delivered or mailed, return receipt requested, postage prepaid, addressed to the parties hereto at their addresses following their signatures below, or at such other addresses as may be hereafter designated by a party by notice delivered in accordance herewith. Any notice delivered personally shall be effective on the date of delivery and any notice mailed, as aforesaid, shall be effective on the second day following posting.

         4. WAIVER OF BREACH. The waiver by one party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the one party.

         5. ASSIGNMENT. The rights and obligations of ERPT and Executive under this Agreement shall inure to the benefit of, and shall be binding upon, ERPT and its successors and assigns and Executive and his heirs and personal representatives.

         6. ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties. It may not be changed orally but only by agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         7. GOVERNING LAW; SEVERABILITY. This Agreement shall be construed and enforced, and all questions concerning compliance by any person with its terms shall be determined under the laws of the State of Illinois. All provisions of this Agreement are severable and this Agreement shall be interpreted and enforced as if all completely invalid or unenforceable provisions were not contained herein, and partially valid and enforceable provisions shall be enforced to the extent valid and enforceable.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                   ERPT:

                                   EQUITY RESIDENTIAL PROPERTIES TRUST, a
                                   Maryland real estate investment trust



                                   By:  /s/                 Douglas Crocker II
                                        ----------------------------------------
                                        Douglas Crocker II, President & CEO

                                   Address:

                                   Two North Riverside Plaza
                                   Chicago, Illinois 60606

                                   EXECUTIVE


                                   /s/                           Samuel Zell
                                   --------------------------------------------
                                   SAMUEL ZELL


                                   Address:

                                   Two North Riverside Plaza
                                   Chicago, Illinois  60606